EXHIBIT INDEX

EXHIBIT           DESCRIPTION

EX-99.12a         Opinion  and  Consent  of Counsel  as to the tax  matters  and
                  consequences   to    shareholders    with   respect   to   the
                  Intermediate-Term  Government  Fund,  a portfolio  of American
                  Century   Mutual  Funds,   Inc.,   in   connection   with  its
                  reorganization into the Intermediate-Term Treasury Fund, a portfolio of the Registrant;

EX-99.12b         Opinion  and  Consent  of Counsel  as to the tax  matters  and consequences  to  shareholders  with respect to the Short-Term
                  Government Fund, a portfolio of American Century Mutual Funds,
                  Inc.,  in  connection   with  its   reorganization   into  the
                  Adjustable Rate Government Securities Fund, a portfolio of the
                  Registrant;

EX-99.16          Power of Attorney dated February 28, 1997, is filed herein.

EX-27.5.1         FDS for American Century - Benham GNMA Fund.

EX-27.5.2         FDS for American Century - Benham  Intermediate-Term  Treasury
                  Fund.

EX-27.4.3         FDS for  American  Century - Benham  Government  Agency  Money
                  Market Fund.

EX-27.5.4         FDS for American  Century - Benham  Adjustable Rate Government
                  Securities Fund.

EX-27.5.5         FDS for American Century - Benham Short-Term Treasury Fund.

EX-27.5.6         FDS for American Century - Benham Long-Term Treasury Fund.

EX-27.5.7         FDS for American Century - Benham Inflation-Adjusted  Treasury
                  Fund (for the period ended March 31, 1997)

EX-27.5.8         FDS for American Century - Benham Inflation-Adjusted  Treasury
                  Fund (for the period ended June 30, 1997)